UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2020 (November 23, 2020)

JIYA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39719	85-2789517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
628 Middlefield Road Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 285-4270
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	JYAC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 23, 2020, Jiya Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 10,000,000 shares of Class A common stock (the “Shares”). The Shares were sold at a price of $10.00 per share, generating gross proceeds to the Company of $100,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 500,000 shares of Class A common stock of the Company (the “Private Placement Shares”) to Jiya Holding Company, LLC at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $5,000,000.

A total of $100,000,000, comprised of $98,000,000 of the proceeds from the IPO, including $3,500,000 of the underwriters’ deferred discount, and $2,000,000 of the proceeds of the sale of the Private Placement Shares, was placed in a trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of November 23, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet, as of November 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2020

JIYA ACQUISITION CORP.

By:	/s/ Rekha Hemrajani
Rekha Hemrajani
Chief Executive Officer